Exhibit 10.1
AMENDMENT AGREEMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT AGREEMENT to the EMPLOYMENT AGREEMENT is dated as of March 7, 2025, with effect from January 1, 2025 (the “Agreement”) between IMAX CHINA (HONG KONG) LIMITED (the “Company”) and DANIEL WADE MANWARING (the “Executive”).
WHEREAS, the Company and the Executive have entered into an employment agreement dated as of January 9, 2023, as amended by an amendment agreement to the employment agreement dated as of March 7, 2024 (collectively, the “Employment Agreement”) to govern the Executive’s employment with the Company; and
WHEREAS, the Company and the Executive desire to amend certain terms of the Employment Agreement as set forth herein.
NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
1.Article 3.5 of the Employment Agreement shall be amended by deleting it in its entirety and replacing it with the following:
“In the 2023 calendar year, the Executive will receive an annual equity award under the IMAX China Rules of the Post-IPO Restricted Share Unit Scheme and Rules of the Post-IPO Performance Share Unit Scheme (the “IMAX China LTIP”) with an aggregate grant date monetary value of $725,000 USD. The Restricted Stock Units (the “RSUs”), the Performance Stock Units (the “PSUs”), and/or other equity vehicles, grant timing and vesting schedules for any annual grant will be consistent with the Company’s standard process and grants given to other senior executives at the time. All grants are subject to the terms and conditions of the IMAX China LTIP equity plans, including the requirement that Executive be employed by the Company on each applicable grant date.
In the 2024 calendar year, the Executive will receive an annual equity award under IMAX Corporation Long-Term Incentive Plan (the “IMAX LTIP”) with an aggregate grant date monetary value of USD750,000 which consists of 50% of RSUs and 50% of the PSUs. Within the PSUs portion, it's divided into 60% based on earnings before interest, taxes, depreciation, and amortization (“EBIDTA”) performance and 40% based on total shareholder return (“TSR”). Maximum PSU vesting percentage of EBIDTA is 175% and maximum PSU vesting percentage of TSR is 150%. All grants are subject to the terms and conditions of the IMAX LTIP and applicable award agreements, including the requirement that the Executive be employed by the Company on each applicable grant date to receive the grant and that the Executive be employed on the vesting day for vesting to occur. The vesting schedule of the RSUs granted to the Executive shall be: 33% on the first anniversary of the grant; 33% on the second anniversary of the grant; and 34% on the third anniversary. The PSUs granted will vest in whole or in part promptly following the public disclosure of IMAX Corporation’s financial statements for the year of 2026, unless previously cancelled or forfeited in accordance with the provisions of the PSU Scheme or the Notice of Grant.
In the 2025 calendar year, the Executive will receive an annual equity award under the IMAX LTIP with an aggregate grant date monetary value of USD700,000 which consists of 50% of RSUs and 50% of the PSUs. Within the PSUs portion, it's divided into 60% based on adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBIDTA”) performance and 40% based on TSR. Maximum PSU vesting percentage of Adjusted EBIDTA is 175% and maximum PSU vesting percentage of TSR is 150%. All grants are subject to the terms and conditions of the IMAX LTIP and applicable award agreements, including the requirement that the Executive be employed by the Company on each applicable grant date to receive the grant and that the Executive be employed on the vesting day for vesting to occur. The vesting schedule of the RSUs granted to the Executive shall be: 33% on the first anniversary of the grant; 33% on the second anniversary of the grant; and 34% on the third anniversary. The PSUs granted will vest in whole or in part promptly following the public disclosure of IMAX Corporation’s financial statements for the year of 2027, unless previously cancelled or forfeited in accordance with the provisions of the PSU Scheme or the Notice of Grant.”
2.Save as expressly set out in Article 1 above, none of the terms of the Employment Agreement shall be varied and all of the terms of the Employment Agreement shall continue to have full force and effect.
3.This Agreement may be executed in counterparts, each of which when executed and delivered shall be an original, and together constitute the same document.
4.Article 5.3 (Governing Law) of the Employment Agreement shall apply to this Agreement.

IN WITNESS WHEREOF this Agreement has been executed as of the date first above written.

IMAX CHINA (HONG KONG) LIMITED By: /s/ Yvonne He Name: Yvonne He Title: Director By: /s/ Elaine Zhang Name: Elaine Zhang Title: Director	DANIEL WADE MANWARING
/s/ Daniel Wade Manwaring